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McDirmit, Davis, Lauteria,
Puckett, Vogel & Company, P.A.

                                                                    Exhibit 23.4


              Consent of Independent Certified Public Accountants
              ---------------------------------------------------


To The Board of Directors
CNL Fund Advisors, Inc.

     We agree to the use of our report, dated October 27, 1998, on our audit of the financial statements of CNL Fund Advisors, Inc. for the year ended June 30, 1998, as needed.


                              /s/ MCDIRMIT, DAVIS, LAUTERIA,
                                  PUCKETT, VOGEL & COMPANY, P.A.


March 10, 1999